Exhibit 16.1

May 13, 2024

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Phoenix Capital Group Holdings, LLC - Form - S-1

On December 4, 2023 our appointment as auditor for Phoenix Capital Group Holdings, LLC ceased. We have read Phoenix Capital Group Holdings, LLC’s statements included under “Change in Registrant’s Certifying Accountant” item in its registration statement on Form S-1 dated May 13, 2024 and agree with such statements, insofar as they apply to us.

We have no basis to agree or disagree with any other statements of the registrant contained therein.

Very truly yours,

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